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                                                                      EXHIBIT 11

           FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND
                          FIRST UNION MANAGEMENT, INC.
                STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                   YEARS ENDED DECEMBER 31,
                                                                                   ------------------------
                                                            1997            1996            1995            1994            1993
                                                            ----            ----            ----            ----            ----
Shares Outstanding:
For computation of basic
income per share -
Weighted average                                           17,191          17,172          18,059          18,105          18,096
Shares sold                                                 7,346              --              --              --              --
                                                           ------          ------         -------         -------         -------
Adjusted shares outstanding                                24,537          17,172          18,059          18,105          18,096
                                                           ======          ======         =======         =======         =======

For computation of diluted
  net income per share -
Weighted average, without regard to,
  exercise under share option plans,
  or purchase of outstanding shares                        24,537          17,172          18,108          18,109          18,096
Assumption of exercise under share
  option plans                                                571             367              --              --              --
Weighted average of restricted
  shares granted                                              307             167              58              15              --
Weighted average
  of outstanding
  shares purchased and retired                                ---             ---             (49)             (4)             --
                                                           ------          ------         -------         -------         -------
Adjusted shares outstanding                                25,415          17,706          18,117          18,120          18,096
                                                           ======          ======         =======         =======         =======
Net Income:
Net income applicable to shares
  of beneficial interest (used
  for computing basic and
  diluted net income per
  share)                                                   $3,043          $3,291         $13,891         $ 6,485         $13,984
                                                           ======          ======         =======         =======         =======
Net income per share of beneficial
  interest:
Basic and diluted
Income before extraordinary loss from early
  extinguishment of debt, cumulative
  effect of accounting change and after
  minority interest                                        $  .13          $  .21          $  1.06        $   .36         $   .84
Extraordinary loss from early
  extinguishment of debt                                     (.01)           (.02)            (.05)            --             (.07)
Cumulative effect of change in
  accounting for internal leasing
  costs                                                        --              --             (.24)            --              --
                                                           ------          ------           -------       -------         -------
Net income                                                 $  .12          $  .19          $   .77        $   .36         $   .77
                                                           ======          ======           =======       =======         =======
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